Exhibit 99.1

Rosetta Stone Inc. Reports Fourth Quarter and Full Year 2012 Results

Strong Close to the Year Helps Produce $13.8 million of Adjusted EBITDA for Full Year 2012;Ends Year with All-Time High Cash Balance of $148 million; Company Expects 16% to 30% Adjusted EBITDA Growth in 2013

ARLINGTON, VA — February 28, 2013 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for the fourth quarter 2012, as summarized below:

US$ thousands	Three Months Ended			Year Ended
except per-share data	December 31,		%	December 31,		%
	2012	2011	change	2012	2011	change
Total revenue	$78,701	$80,527	-2%	$273,241	$268,449	2%
Total bookings	$84,327	$84,834	-1%	$284,762	$273,187	4%

Net income/(loss)	$4,006	$(4,979)	180%	$(35,831)	$(19,988)	-79%
Net income/(loss) per share:	$0.19	$(0.24)	179%	$(1.70)	$(0.96)	-77%

Adjusted net income/(loss) (1)	$3,370	$(1,531)	320%	$(1,274)	$(16,391)	92%
Adjusted net income/(loss) per share: (1)	$0.15	$(0.07)	314%	$(0.06)	$(0.79)	92%

Adjusted EBITDA (2)	$9,126	$7,073	29%	$13,811	$(6,090)	327%

Cash flow from operations	$23,409	$7,391	217%	$34,901	$3,373	935%
Purchases of property and equipment	$(1,248)	$(2,032)	39%	$(4,187)	$(9,940)	58%
Free cash flow	$22,161	$5,359	314%	$30,714	$(6,567)	568%

(1) Adjusted net income (loss) and adjusted net income (loss) per share exclude the impact of items related to its litigation with Google, Inc., restructuring costs as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted net income (loss) for prior periods has been revised to conform to current definition.

(2) Adjusted EBITDA is GAAP net income (loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., and restructuring costs.  Adjusted EBITDA for prior periods has been revised to conform to current definition.

Definitions and reconciliations for all non-GAAP measures are provided in this press release.

Steve Swad, President and Chief Executive Officer of Rosetta Stone, said, “I am very pleased with how Rosetta Stone performed in 2012.  Early in the year we set the strategy and since then we have been executing at a pace that meets or exceeds our expectations.  The business transitioned during the year as we shifted the focus of the business to more online and digital, growing our consumer Online Learner base 157% to over 68,000 and launching a digital downloadable version of our product on our website.  We also utilized new partners to expand distribution and increased our social and mobile engagement.”  Swad continued, “As we move through 2013, we have more opportunities ahead of us and we plan to invest further in product development to capitalize on these opportunities and deliver new and innovative products to our customers.”

Fourth Quarter and Full Year 2012 Operational and Financial Highlights

•                  Bookings:  Total bookings decreased less than 1% in the fourth quarter year-over-year to $84.3 million as 5% growth in the North American Consumer segment (“NA Consumer”) and 6% growth in the Institutional segment were offset by a $4.1MM decrease from the Rest of World Consumer segment (“ROW Consumer”).  Full year 2012 bookings increased 4%, reflecting 14% growth in NA Consumer and 4% growth in Institutional, offset by a 24% decrease in ROW Consumer.  Growth in NA Consumer for the quarter and the year reflects increases in Product Unit sales and Paid Online Learners as the Company leveraged new partners and increased online and digital sales.  Decreases in ROW Consumer bookings reflected weakness in Japan and the absence of Product Unit sales in Germany compared with a year-ago.

•                  Revenue: Consolidated revenue decreased 2% in the fourth quarter year-over-year to $78.7 million from $80.5 million a year ago.  NA Consumer revenue decreased less than 1% reflecting both the shift to Online Learner sales and lower average selling price for Product Units.  ROW Consumer revenue decreased 21% due to ongoing softness in Japan and the absence of Product Unit sales in Germany reflecting the shift to an online-only business.  Both NA and ROW Consumer segment revenue were impacted by a rationalization of our kiosk channel.  Institutional revenue increased 8% in the fourth quarter where strength in the Corporate and International verticals offset softness in K-12.  Full year 2012 revenue increased 2% representing 10% growth in NA Consumer, partially offset by a 20% decline in ROW Consumer and a slight decrease in Institutional.  The Institutional business was impacted by the non-renewal of the Army and Marines contracts in 2011, which impacted revenue in each of the first three quarters of 2012 and was partially offset by increases in Corporate, International and Emerging Markets.

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	%	December 31,	December 31,	%
US$ thousands	2012	2011	change	2012	2011	change
Revenue from:
North America Consumer	$52,946	$53,184	0%	$172,826	$157,561	10%
Rest of World Consumer	10,088	12,848	-21%	40,248	50,465	-20%
Total Consumer	63,034	66,032	-5%	213,074	208,026	2%
Institutional	15,667	14,494	8%	60,167	60,423	0%
Total	78,701	80,526	-2%	273,241	268,449	2%

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was $9.1 million, a 29% increase versus $7.1 million in the fourth quarter of 2011.  The improvement in Adjusted EBITDA was due to lower operating expenses that offset the decline in fourth quarter revenue.  Cost of Goods Sold decreased $1.9 million due to lower hard-product box costs and a shift to online offerings.  Sales and marketing expenses and general and administrative (G&A) expenses also both decreased by $1.6 million and $1.8 million, respectively, on a normalized basis after adjusting the fourth quarter of 2011 for stock-compensation expense related to the cancellation of the Company’s Long Term Incentive Plan (“LTIP”) in that period.  For the full year 2012, Adjusted EBITDA increased $19.9 million to $13.8 million from negative $6.1 million in 2011.  The improvement in Adjusted EBITDA primarily reflects 2% revenue growth combined with a $9.2 million reduction in sales & marketing expenses and a $3.5 million decrease in G&A expenses, on a normalized basis, as the company improved its selling and marketing efficiency and better leveraged its fixed operating structure.  Improvements in sales and marketing were mainly due to reducing the company’s kiosk footprint and more effectively managing media spend, particularly in ROW Consumer.

•                  Adjusted Net Income and Adjusted EPS: Rosetta Stone recorded Adjusted Net Income of $3.4 million in the fourth quarter 2012, compared to Adjusted Net Loss of $1.5 million in the fourth quarter of 2011.  Adjusted Net Income per share was $0.15 compared to an Adjusted Net Loss of $0.07 per share in the prior year period.  For full year 2012, Rosetta Stone recorded Adjusted Net Loss of $1.3 million, compared to Adjusted Net Loss of $16.4 million for the full year 2011.  Full year 2012 Adjusted Net Loss per share was $0.06 compared to an Adjusted Net Loss of $0.79 per share in the prior year period Adjusted Net Income and Adjusted EPS.

•                  Balance Sheet and Cash Flow: Cash, cash equivalents and short-term investments increased $22.2 million to $148.3 million at December 31, 2012 from $126.1 million at September 30, 2012, and increased $32.0 million compared with $116.3 million at December 31, 2011.  The company has no debt.  Free cash flow in the fourth quarter was $22.2 million compared with $5.4 million a year ago.  For the full year 2012, free cash flow was $30.7 million compared with ($6.6) million for 2011.  Capital expenditures were $4.2 million for 2012 compared with $9.9 million for 2011.  The fourth quarter cash flow from operations included $8.0 million in cash tax refunds.

Financial Outlook

The company is providing the following guidance for the full year 2013:

2013 Guidance

	Range
($ Millions)	Low	High
Revenue	$280	$290
Growth rate from 2012	2%	6%

Adjusted EBITDA	$16	$18
Growth rate from 2012	16%	30%
Adjusted Net Income	$(1)	$1
Growth rate from 2012	66%	134%

Adjusted EPS	$(0.02)	$0.04
Growth rate from 2012	87%	127%

Shares Outstanding (MM)	21.5	21.5

Capital Expenditures	$5	$8

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

Adjusted net income (loss) and adjusted net income (loss) per share exclude the impact of items related to its litigation with Google, Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host a webcast today at 4:30 p.m. eastern time (ET) to discuss the results and the company’s business outlook. The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

Investors may also dial in to the conference line using one of the following numbers:

1-877-407-9039 (toll-free) or

1-201-689-8470 (toll/international)

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.  The replay will also be available beginning at 7:30 p.m. ET until March 14, 2013 via telephone at the following numbers:

1-877-870-5176 (toll-free) or

1-858-384-5517 (toll/international)

Pass Code: 409560

About Rosetta Stone

Rosetta Stone Inc. provides cutting-edge interactive technology that is changing the way the world learns languages. The company’s proprietary learning techniques—acclaimed for their power to unlock the natural language-learning ability in everyone—are used by schools, businesses, government organizations and millions of individuals around the world. Rosetta Stone offers courses in over 30 languages, from the most commonly spoken (like English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). The company was founded in 1992 on the core beliefs that learning to speak a language should be a natural and instinctive process, and that interactive technology can activate the language immersion method powerfully for learners of any age. Rosetta Stone is based in Arlington, VA., and has offices in Harrisonburg, VA, Boulder, CO, Tokyo, Seoul, London, and Sao Paulo.

“Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our guidance for future financial performance and operating targets, and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,”  “will,” “financial outlook,” “guidance,” “strategy,” or “continue.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Institutional business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realigning our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the Consumer segment; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Product	$53,384	$60,841	$180,919	$195,382
Subscription and service	25,317	19,686	92,322	73,067
Total revenue	78,701	80,527	273,241	268,449

Cost of revenue:
Cost of product revenue	9,596	11,067	33,684	36,497
Cost of subscription and service revenue	3,335	3,758	15,226	12,619
Total cost of revenue	12,931	14,825	48,910	49,116

Gross profit	65,770	65,702	224,331	219,333

Operating expenses
Sales and marketing	41,005	43,316	151,646	161,491
Research and development	5,510	6,389	23,453	24,218
General and administrative	14,211	19,300	55,262	62,031
Total operating expenses	60,726	69,005	230,361	247,740

Income (loss) from operations	5,044	(3,303)	(6,030)	(28,407)

Other income and (expense):
Interest income	46	78	187	302
Interest expense	—	0	—	(5)
Other income (expense)	74	60	3	142
Total other income (expense)	120	138	190	439

Net income (loss) before income taxes	5,164	(3,165)	(5,840)	(27,968)
Income tax expense (benefit)	1,158	1,814	29,991	(7,980)

Net income (loss)	$4,006	$(4,979)	$(35,831)	$(19,988)

Net income (loss) per share:
Basic	$0.19	$(0.24)	$(1.70)	$(0.96)
Diluted	$0.18	$(0.24)	$(1.70)	$(0.96)

Common shares and equivalents outstanding:
Basic weighted average shares	21,166	20,920	21,045	20,773
Diluted weighted average shares	21,828	20,920	21,045	20,773

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$148,190	$106,516
Restricted cash	73	74
Short term investments	—	9,711
Accounts receivable (net of allowance for doubtful accounts of $1,297 and $1,951, respectively)	49,946	51,997
Inventory	6,581	6,723
Prepaid expenses and other current assets	5,204	7,081
Income tax receivable	1,104	7,678
Deferred income taxes	79	10,985
Total current assets	211,177	200,765

Property and equipment, net	17,213	20,869
Goodwill	34,896	34,841
Intangible assets, net	10,825	10,865
Deferred income taxes	260	8,038
Other assets	1,484	1,803
Total assets	$275,855	$277,181

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,064	$7,291
Accrued compensation	16,830	11,703
Other current liabilities	36,387	34,911
Deferred revenue	59,195	49,375
Total current liabilities	118,476	103,280

Deferred revenue	4,221	2,520
Deferred income taxes	8,400	—
Other long-term liabilities	155	176
Total liabilities	131,252	105,976

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding December 31, 2012 and December 31, 2011, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 21,951 and 21,258 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	160,693	151,823
Accumulated income (loss)	(16,749)	19,082
Accumulated other comprehensive income	657	298
Total stockholders’ equity	144,603	171,205
Total liabilities and stockholders’ equity	$275,855	$277,181

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash Flows From Operating Activities:
Net income (loss)	4,006	(4,979)	(35,831)	(19,988)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities, net of business acquisitions
Stock-based compensation expense	1,801	7,376	8,009	12,353
Bad debt expense	485	519	1,820	1,228
Depreciation and amortization	1,847	2,285	8,077	8,724
Deferred income tax benefit	95	(1,768)	27,035	(1,297)
Loss on sales of equipment	31	300	783	318
Net change in:
Restricted cash	(14)	(8)	1	11
Accounts receivable	(10,840)	(17,403)	309	(5,058)
Inventory	184	1,807	185	3,168
Prepaid expenses and other current assets	1,085	(712)	1,870	659
Income tax receivable	8,595	6,420	6,515	(5,812)
Other assets	303	183	225	(25)
Accounts payable	(863)	(1,185)	(1,240)	(447)
Accrued compensation	3,617	2,662	5,093	1,200
Other current liabilities	7,325	7,691	635	3,979
Excess tax benefit from stock options exercised	—	—	—	(365)
Other long-term liabilities	(55)	(204)	(99)	(52)
Deferred revenue	5,807	4,407	11,514	4,777
Net cash provided by (used in) operating activities	23,409	7,391	34,901	3,373

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,248)	(2,032)	(4,187)	(9,940)
Proceeds from (purchases of) available-for-sale securities	—	(1,500)	9,711	(3,301)
Acquisition, net of cash acquired	—	—	—	(75)
Net cash provided by (used in) investing activities	(1,248)	(3,532)	5,524	(13,316)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	32	161	862	800
Tax benefit of stock options exercised	—	—	—	365
Payments under capital lease obligations	(210)	(279)	(215)	(285)
Net cash provided by financing activities	(178)	(118)	647	880

Increase (decrease) in cash and cash equivalents	21,983	3,741	41,072	(9,063)

Effect of exchange rate changes in cash and cash equivalents	161	(292)	602	(177)

Net increase (decrease) in cash and cash equivalents	22,144	3,449	41,674	(9,240)

Cash and cash equivalents—beginning of period	126,046	103,067	106,516	115,756

Cash and cash equivalents—end of period	$148,190	$106,516	$148,190	$106,516

ROSETTA STONE INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income (loss)	$4,006	$(4,979)	$(35,831)	$(19,988)
Interest (income)/expense, net	(46)	(78)	(187)	(297)
Income tax expense (benefit)	1,158	1,814	29,991	(7,980)
Depreciation and amortization	1,847	2,285	8,077	8,724
Stock-based compensation	1,801	7,376	8,009	12,353
Other EBITDA Adjustments	360	655	3,752	1,098

Adjusted EBITDA*	$9,126	$7,073	$13,811	$(6,090)

* Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

ROSETTA STONE INC.

Reconciliation of GAAP net income (loss) before taxes to adjusted net income (loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
GAAP Net income (loss)	$4,006	$(4,979)	$(35,831)	$(19,988)
Items related to litigation with Google, Inc. restructuring and other related costs	360	655	3,752	1,098
Income tax adjustments *	(996)	2,793	30,805	2,499
Adjusted Net income (loss) **	$3,370	$(1,531)	$(1,274)	$(16,391)

GAAP net income (loss) per share	$0.19	$(0.24)	$(1.70)	$(0.96)
Items related to litigation with Google, Inc. restructuring and other related costs	0.01	0.03	0.18	0.05
Income tax adjustments *	(0.05)	0.14	1.46	0.12
Adjusted net income (loss) per share **	$0.15	$(0.07)	$(0.06)	$(0.79)

Diluted weighted average shares	21,828	20,920	21,045	20,773

* For adjusted net income(loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate on adjusted pretax income. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances.

** Adjusted net income (loss) and adjusted net income (loss) per share exclude the impact of items related to its litigation with Google, Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted net income/(loss) for prior periods has been revised to conform to current definition.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012
Net Bookings by Market

North America Consumer	41,631	38,746	41,138	52,243	173,758	29,814	36,828	35,562	55,209	157,413	41,733	37,295	42,283	57,870	179,181
Rest of World Consumer	10,029	8,177	9,860	15,176	43,242	14,996	12,910	11,945	14,166	54,017	12,550	8,113	10,488	10,034	41,185
Worldwide Consumer	51,660	46,923	50,998	67,419	217,000	44,810	49,738	47,507	69,375	211,430	54,283	45,408	52,771	67,904	220,366

Worldwide Institutional	9,108	17,110	22,307	14,395	62,920	10,770	16,973	18,555	15,459	61,757	10,984	17,635	19,354	16,423	64,396
Total	60,768	64,033	73,305	81,814	279,920	55,580	66,711	66,062	84,834	273,187	65,267	63,043	72,125	84,327	284,762

YoY Growth (%)
North America Consumer	6%	-9%	-19%	-11%	-9%	-28%	-5%	-14%	6%	-9%	40%	1%	19%	5%	14%
Rest of World Consumer	304%	168%	135%	93%	146%	50%	58%	21%	-7%	25%	-16%	-37%	-12%	-29%	-24%
Worldwide Consumer	23%	3%	-7%	1%	4%	-13%	6%	-7%	3%	-3%	21%	-9%	11%	-2%	4%

Worldwide Institutional	8%	28%	5%	37%	18%	18%	-1%	-17%	7%	-2%	2%	4%	4%	6%	4%
Total	21%	9%	-4%	6%	7%	-9%	4%	-10%	4%	-2%	17%	-5%	9%	-1%	4%

% of Total Net Bookings
North America Consumer	69%	60%	56%	64%	62%	54%	55%	54%	65%	57%	64%	59%	59%	69%	63%
Rest of World Consumer	16%	13%	14%	18%	16%	27%	20%	18%	17%	20%	19%	13%	14%	12%	14%
Worldwide Consumer	85%	73%	70%	82%	78%	81%	75%	72%	82%	77%	83%	72%	73%	81%	77%

Worldwide Institutional	15%	27%	30%	18%	22%	19%	25%	28%	18%	23%	17%	28%	27%	19%	23%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	41,407	38,748	36,902	44,516	161,573	28,061	38,606	37,710	53,184	157,561	43,084	36,918	39,878	52,946	172,826
Rest of World Consumer	9,815	7,651	9,708	15,516	42,690	14,601	12,014	11,002	12,848	50,465	12,204	8,053	9,903	10,088	40,248
Worldwide Consumer	51,222	46,399	46,610	60,032	204,263	42,662	50,620	48,712	66,032	208,026	55,288	44,971	49,781	63,034	213,074

Worldwide Institutional	11,792	14,249	14,316	14,248	54,605	14,316	16,123	15,490	14,494	60,423	14,161	15,841	14,498	15,667	60,167
Total	63,014	60,648	60,926	74,280	258,868	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241

YoY Growth (%)
North America Consumer	5%	-8%	-28%	-25%	-16%	-32%	0%	2%	19%	-2%	54%	-4%	6%	0%	10%
Rest of World Consumer	297%	154%	137%	101%	147%	49%	57%	13%	-17%	18%	-16%	-33%	-10%	-21%	-20%
Worldwide Consumer	22%	3%	-16%	-10%	-2%	-17%	9%	5%	10%	2%	30%	-11%	2%	-5%	2%

Worldwide Institutional	39%	23%	21%	26%	26%	21%	13%	8%	2%	11%	-1%	-2%	-6%	8%	0%
Total	25%	7%	-9%	-5%	3%	-10%	10%	5%	8%	4%	22%	-9%	0%	-2%	2%

% of Total Revenue
North America Consumer	66%	64%	61%	60%	62%	49%	58%	59%	66%	58%	62%	61%	62%	67%	63%
Rest of World Consumer	15%	13%	16%	21%	17%	26%	18%	17%	16%	19%	18%	13%	15%	13%	15%
Worldwide Consumer	81%	77%	77%	81%	79%	75%	76%	76%	82%	77%	80%	74%	77%	80%	78%

Worldwide Institutional	19%	23%	23%	19%	21%	25%	24%	24%	18%	23%	20%	26%	23%	20%	22%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012
Consumer Revenue by Channel

DTC	31,026	25,142	27,500	34,496	118,164	31,856	30,984	31,177	42,368	136,385	36,839	30,953	35,136	39,345	142,273
Kiosk	9,391	8,683	7,392	9,533	34,999	7,312	7,368	6,987	8,504	30,171	6,483	4,564	4,103	4,092	19,242
Global Retail	9,608	11,200	9,832	15,413	46,053	2,585	10,752	9,015	14,265	36,616	10,999	8,122	8,911	18,593	46,625
Home School	1,197	1,374	1,886	590	5,047	909	1,516	1,533	895	4,854	967	1,332	1,631	1,004	4,934
Total	51,222	46,399	46,610	60,032	204,263	42,662	50,620	48,712	66,032	208,026	55,288	44,971	49,781	63,034	213,074

YoY Growth (%)
DTC	24%	-5%	-6%	-2%	2%	3%	23%	13%	23%	15%	16%	0%	13%	-7%	4%
Kiosk	14%	-7%	-25%	-28%	-14%	-22%	-15%	-5%	-11%	-14%	-11%	-38%	-41%	-52%	-36%
Global Retail	34%	46%	-27%	-12%	0%	-73%	-4%	-8%	-7%	-20%	325%	-24%	-1%	30%	27%
Home School	-19%	-12%	-28%	-50%	-26%	-24%	10%	-19%	52%	-4%	6%	-12%	6%	12%	2%
Total	22%	3%	-16%	-10%	-2%	-17%	9%	5%	10%	2%	30%	-11%	2%	-5%	2%

% of Total Consumer Revenue
DTC	61%	54%	59%	57%	58%	75%	61%	64%	64%	66%	66%	69%	71%	62%	67%
Kiosk	18%	19%	16%	16%	17%	17%	15%	14%	13%	15%	12%	10%	8%	6%	9%
Global Retail	19%	24%	21%	26%	23%	6%	21%	19%	22%	17%	20%	18%	18%	30%	22%
Home School	2%	3%	4%	1%	2%	2%	3%	3%	1%	2%	2%	3%	3%	2%	2%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Unit Metrics

Product Unit Volume (thousands)	126.3	112.9	117.6	169.7	526.5	108.5	140.0	134.3	202.9	585.8	143.0	129.7	146.5	210.7	629.8
Paid Online Learners (thousands)	12.6	14.2	17.7	16.8	16.8	16.4	17.1	21.5	26.6	26.6	41.2	48.7	57.4	68.4	68.4

YoY Growth (%)
Product Units						-14%	24%	14%	20%	11%	32%	-7%	9%	4%	8%
Paid Online Learners						30%	20%	21%	58%	58%	151%	185%	167%	157%	157%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$395	$398	$382	$343	$376	$379	$349	$346	$313	$341	$367	$319	$313	$277	$315
Average Net Revenue per Online Learner (monthly)	$33	$35	$35	$35	$35	$30	$34	$39	$36	$35	$28	$27	$24	$24	$26

YoY Growth (%)
Average Net Revenue per Product Unit						-4%	-12%	-9%	-9%	-9%	-3%	-9%	-9%	-11%	-8%
Average Net Revenue per Online Learner						-10%	-2%	10%	3%	0%	-6%	-22%	-37%	-32%	-25%

# of Kiosks (end of period)

North America	190	186	180	173	173	144	117	114	103	103	57	56	57	57	57
Europe	9	10	13	15	15	15	16	14	13	13	1	1	1	1	1
Asia Pacific	41	50	64	71	71	78	76	69	58	58	44	42	39	29	29
Total # of Kiosks (end of period)	240	246	257	259	259	237	209	197	174	174	102	99	97	87	87

Revenues by Geography

United States	52,476	52,139	50,390	57,624	212,629	41,271	53,418	51,708	65,725	212,122	54,914	50,810	52,167	65,856	223,747
International	10,538	8,509	10,536	16,656	46,239	15,707	13,325	12,494	14,801	56,327	14,535	10,002	12,112	12,845	49,494
Total	63,014	60,648	60,926	74,280	258,868	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241

Revenues by Geography (as a %)
United States	83%	86%	83%	78%	82%	72%	80%	81%	82%	79%	79%	84%	81%	84%	82%
International	17%	14%	17%	22%	18%	28%	20%	19%	18%	21%	21%	16%	19%	16%	18%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.